UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2022, Wayne F. Irmiter was appointed as Senior Vice President, Chief Accounting Officer of Cornerstone Building Brands, Inc. (the “Company”).

Mr. Irmiter, age 56, was previously employed by Wilsonart International Holdings, LLC, where he served as Vice President, Chief Financial Officer from January 2020 until March 2022, as Interim Chief Financial Officer and Vice President, Global Controller from June 2019 until January 2020, and as Global Controller from November 2016 until January 2020. Prior to joining Wilsonart International Holdings, Mr. Irmiter served as Senior Vice President & Chief Accounting Officer of Berkshire Hathaway Energy Company from November 2002 until March 2014. Prior to joining Berkshire Hathaway Energy Company, Mr. Irmiter served in a series of roles with increasing responsibility at Gateway, Inc., Rubbermaid Inc., O’Sullivan Industries, Inc., KPMG and PricewaterhouseCoopers. Mr. Irmiter has a B.A. in Accounting from the University of Northern Iowa and is a certified public accountant.

Mr. Irmiter was not appointed as an officer as a result of any arrangement or understanding between Mr. Imiter and any other persons. No family relationship exists between Mr. Imiter and any of the Company’s directors or executive officers. There are no related-party transactions in which Mr. Irmiter or any of his immediate family members has an interest in that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Irmiter will receive an annual base salary of $375,000 and a target annual bonus equal to fifty percent of his base salary, pro-rated for Mr. Irmiter’s employment for the 2022 calendar year. Mr. Irmiter’s long-term incentive opportunity for this position will be reviewed in connection with a new long term incentive program that is expected to be implemented following the closing of the transactions contemplated by that certain agreement and plan of merger, dated March 8, 2022, by and among the Company, Camelot Return Intermediate Holdings, LLC (“Parent”) and Camelot Return Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. If the Merger is not consummated, Mr. Irmiter will be eligible to participate in the Company’s current long-term incentive plan with an annual target LTIP opportunity of $200,000.

Mr. Irmiter will report to Jeffrey S. Lee, Executive Vice President and Chief Financial Officer, who also held the title and role of Chief Accounting Officer prior to the appointment of Mr. Irmiter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: July 18, 2022